Columbia Dividend Income Fund (formerly Liberty Strategic Equity Fund) (Fund)

77C      Matters submitted to a vote of security holders

On October 21, 2003, a Special Meeting of the Shareholders of the Liberty Strategic Equity Fund was held to approve the following item, as described in the Proxy Statement for the Meeting. On August 13, 2003, the record date for the Meeting, the Fund had 183,616,216.66 outstanding shares or net asset value (NAV) of beneficial interest. The vote cast at the Meeting was as follows:

To authorize the Board of Trustees to change the Fund's investment goal without shareholder approval.

         For:            96,529,579.93       NAV being a majority of the NAV
                                             represented at the Meeting
         Against:         5,657,050.07       NAV
         Abstain:         2,186,391.75       NAV


(proxy statement incorporated herein by reference to Accession number 0000950135-03-004743)

Columbia International Equity Fund
Columbia Global Thematic Equity Fund
Columbia European Thematic Equity Fund
(each a Fund)

77D Policies with respect to security investments

The following risk disclosure was revised under the heading "Principle Investment Risks" in each Fund's prospectus:

         Market timers. Because the Fund invests predominantly in foreign securities, the Fund may be particularly susceptible to market timers. Market timers generally attempt to take advantage of the way the Fund prices its shares by trading based on market information they expect will lead to a change in the Fund's net asset value on the next pricing day. Market timing activity may be disruptive to Fund management and, since a market timer's profits are effectively paid directly out of the Fund's assets, negatively impact the investment returns of other shareholders. Although the Fund has adopted certain policies and methods intended to identify and to discourage frequent trading based on this strategy, it cannot ensure that all such activity can be identified or terminated.

Columbia Growth Stock Fund
Columbia Young Investor Fund
Columbia Global Thematic Equity Fund
Columbia European Thematic Equity Fund
Columbia Asset Allocation Fund
Columbia Dividend Income Fund
Columbia Large Cap Core Fund
Columbia International Equity Fund
Columbia Large Cap Growth Fund
Columbia Disciplined Value Fund
Columbia Small Cap Fund
Columbia Small Company Equity Fund (the Funds)

77E  Legal Proceedings

Various civil actions have been filed against the Registrant in regard to market timing allegations. As of April 22, 2004, we have received the following complaints:

(1.) George Slaybe et al, Plaintiffs, v. Columbia Management Advisors, Inc., Defendant United States District Court District of Massachusetts
      Case # 04 10534 PBS
      Complaint Allegation:  Market Timing

(2.) Edward I. Segel and Iris Segel derivatively on behalf of Columbia Acorn Fund, Columbia Acorn Trust and the Columbia Funds, Plaintiffs, v. FleetBoston Financial Corporation, Fleet National Bank, Columbia Management Group, Inc., Columbia Funds Services, Inc., Columbia Wanger Asset Management, Columbia Management Advisors, Inc., Columbia Funds Distributor, Inc., John Does 1-4, Margaret Eisen, Leo Guthart, Jerome Kahn, Jr., Steven N. Kaplan, David C. Kleinman, Allan B. Muchin, John A. Wing, Charles P. McQuaid, Ralph Wanger, Ilytat, L.P., Ritchie Capital Management, Inc., Edward J. Stern, Canary Capital Partners LLC, Canary Capital Partners, LTD., Canary Investment Management, LLC, Daniel Calugar, Sal Giacalone, D.R. Loeser, Signalert Corporation, Alan Waldbaum, and Tandem Financial Services, Defendants, and Columbia Acorn Fund, Columbia Acorn Trust, and the Columbia Funds

      United States District Court
      District of Massachusetts
      Case # 04-10567MEL
      Complaint Allegation: Market Timing

(3.) Catherine Dukes, Individually and On Behalf of All Others Similarly Situated v. Columbia Funds, FleetBoston Financial Corporation, Columbia Management Group, Inc., Columbia Management Advisors, Inc., Columbia Wanger Asset Management, L.P., Columbia
Funds Distributor, Inc., and John Does 1-100

      United States District Court
      District of Massachusetts
      Case # 04-10315-PBS
      Complaint Allegation: Market Timing

(4.) AB Medical Equipment Corp., Individually and On Behalf of All Others Similarly Situated, Plaintiff, v. FleetBoston Financial Corporation, Columbia Management Group, Inc., Columbia Management Advisors, Inc., Columbia Wanger Asset Management L.P., Columbia Funds Distributor, Inc. and Columbia Funds

      United States District Court
      District of Massachusetts
      Case # 04-10355PBS

(5.) Karen M. McKenna, Individually and on Behalf of All Others Similarly Situated, Plaintiff, v. Columbia Funds, Columbia Acorn Trust, FleetBoston Financial Corporation, Columbia Management Group, Inc., Columbia Management Advisors, Inc., Columbia Wanger Asset Management, L.P., Columbia Funds Distributor, Inc. and John Does 1-100, Defendants

      United States District Court
      Southern District of New York
      Case # 04 CV 1576

Complaint Allegation:  Market Timing

(6.) Lawrence S. Wick, as custodian for Ryan S. Wick, Andrew T. Wick, and Hayley
L. Wick, and Ryan S. Wick, Andrew T. Wick, and Hayley L. Wick individually and on behalf of others similarly situated, Plaintiffs, v. FleetBoston Financial Corporation, Columbia Management Group, Inc., Columbia Management Advisors, Inc., Columbia Wanger Asset Management, L.P., Columbia Funds Distributor, Inc., Columbia Funds

      United States District Court
      District of Massachusetts
      Case # 04-10408HEL

Complaint Allegation:  Market Timing

(7.) Steven B. Ehrlich, Custodian for Cory Ryan Ehrlich UTMA/Florida, Individually and On Behalf of All Others Similarly Situated v. Columbia Funds, FleetBoston Financial Corporation, Columbia Management Group, Inc., Columbia Management Advisors, Inc., Columbia Wanger Asset Management, L.P., Columbia Funds Distributor, Inc., and John Does 1-100

      United States District Court
      District of Massachusetts
      Case # 04 10405 PBS

Complaint Allegation:  Market Timing

(8.) R.L. Simmonds and Jean Simmonds, on behalf of Themselves and on behalf of All Others Similarly Situated v. Columbia Funds, Columbia Management Advisors, Inc., Columbia Funds Distributor, Inc., Columbia Management Group, Inc., FleetBoston Financial Corporation, Columbia Wanger Asset Management, L.P.,

      United States District Court
      Southern District of New York
      Case # 04 CV 01879

Complaint Allegation:  Market Timing


77I Terms of new or amended securities

Columbia Small Cap Fund (the Fund)

Effective March 1, 2004, the Fund is closed to both new investors and new accounts. Shareholders who have opened and funded an account with the Fund as of February 27, 2004 (i) may continue to make additional purchases in their accounts, (ii) may continue to reinvest dividends and capital gain distributions, and (iii) are allowed to open new accounts resulting from the transfer of existing assets in the Fund. All retirement plans that are held at the plan level and discretionary wrap programs that invest with the Fund and trade on an omnibus basis which are invested in the Fund prior to March 1, 2004, may continue to make additional investments. Certain retirement plans may require additional time to fund their accounts due to operational constraints. Those retirement plans, must have chosen the Fund as an investment option prior to February 1, 2004 and must be funded by April 5, 2004 in order to continue to make additional purchases in their accounts.


Columbia Global Thematic Equity Fund
Columbia European Thematic Equity Fund
Columbia Asset Allocation Fund
Columbia Dividend Income Fund
Columbia Large Cap Core Fund
Columbia International Equity Fund
Columbia Large Cap Growth Fund
Columbia Disciplined Value Fund
Columbia Small Cap Fund
Columbia Small Company Equity Fund (the Funds)

77K Changes in Registrant's certifying accountant.

Effective March 1, 2004, Ernst & Young LLP ("E&Y") resigned as the independent auditors of the Funds. Based on the recommendation of the Audit Committee, the Board of Trustees voted to appoint PricewaterhouseCoopers, LLP for the fiscal year ended September 30, 2004.

During the two most recent fiscal years, E&Y's audit reports contained no adverse opinion or disclaimer of opinion; nor were its reports qualified or modified as to uncertainty, audit scope, or accounting principle. Further, in connection with its audits for the two most recent fiscal years and through March 1, 2004, there were no disagreements between the Fund and E&Y on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which if not resolved to the satisfaction of E&Y would have caused it to make reference to the disagreements in its report on the financial statements for such years.


May 25, 2004



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Columbia Funds Trust II:                   Columbia Funds Trust VIII:
Columbia Money Market Fund                 Columbia Income Fund
                                           Columbia Intermediate Bond Fund
Columbia Funds Trust III:
Columbia Liberty Fund                     Columbia Funds Trust XI:
Columbia Contrarian Income Fund           Columbia Global Thematic Equity Fund
                                          Columbia European Thematic Equity Fund
Columbia Funds Trust IV:                  Columbia Asset Allocation Fund
Columbia Municipal Money Market Fund      Columbia Dividend Income Fund
                                          Columbia Large Cap Core Fund
Columbia Funds Trust V:                   Columbia International Equity Fund
Columbia Large Company Index Fund         Columbia Large Cap Growth
Columbia Small Company Index Fund         Columbia Disciplined Value Fund
Columbia U.S. Treasury Index Fund         Columbia Small Cap Fund
                                          Columbia Small Company Equity Fund


Gentlemen:

We have read Sub-Item 77K of Form N-SAR dated May 28, 2004, of the above listed Trusts and Funds and are in agreement with the statements contained in Sub-Item 77K of Form N-SAR. We have no basis to agree or disagree with other statements of the registrant contained therein.



                                                     Very truly yours,



                                                     /s/ Ernst & Young LLP
                                                          ERNST & YOUNG LLP

Columbia Asset Allocation Fund (Fund)

77O Transactions effected pursuant to Rule 10f-3

On November 24, 2003, Columbia Asset Allocation Fund (Fund) purchased 380,000 par value of common stock notes of PSEG Power LLC 5.50% 12/1/15 (Securities) for a total purchase price of $379,202 from Credit Suisse First Boston pursuant to a public offering in which Fleet Securities, Inc. acted as a participating underwriter. Fleet Securities, Inc. may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, Inc. believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Fleet Securities, Inc., the following is a list of members of the underwriting syndicate for the aforementioned Securities: Wachovia Securities; Deutsche Bank Securities; Scotia Capital.

77Q Exhibits

                              MANAGEMENT AGREEMENT
                                     BETWEEN
                           COLUMBIA FUNDS TRUST XI AND
                       COLUMBIA MANAGEMENT ADVISORS, INC.

COLUMBIA FUNDS TRUST XI, a Massachusetts business trust registered under the Investment Company Act of 1940 ("1940 Act") as an open-end diversified management investment company ("Trust"), hereby appoints COLUMBIA MANAGEMENT ADVISORS, INC., an Oregon corporation registered under the Investment Advisers Act of 1940 as an investment adviser ("Manager"), to furnish investment advisory and portfolio management services with respect to the portion of its assets represented by the shares of beneficial interest issued in each series listed in Schedule A hereto, as such schedule may be amended from time to time (each such series hereinafter referred to as "Fund"). Trust and Manager hereby agree that:

1. Investment Management Services. Manager shall manage the investment operations of Trust and each Fund, subject to the terms of this Agreement and to the supervision and control of Trust's Board of Trustees ("Trustees"). Manager agrees to perform, or arrange for the performance of, the following services with respect to each Fund:

(a) to obtain and evaluate such information relating to economies, industries, businesses, securities and commodities markets, and individual securities, commodities and indices as it may deem necessary or useful in discharging its responsibilities hereunder;

(b) to formulate and maintain a continuing investment program in a manner consistent with and subject to (i) Trust's agreement and declaration of trust and by-laws; (ii) the Fund's investment objectives, policies, and restrictions as set forth in written documents furnished by the Trust to Manager; (iii) all securities, commodities, and tax laws and regulations applicable to the Fund and Trust; and (iv) any other written limits or directions furnished by the Trustees to Manager;

(c) unless otherwise directed by the Trustees, to determine from time to time securities, commodities, interests or other investments to be purchased, sold, retained or lent by the Fund, and to implement those decisions, including the selection of entities with or through which such purchases, sales or loans are to be effected;

(d) to use reasonable efforts to manage the Fund so that it will qualify as a regulated investment company under subchapter M of the Internal Revenue Code of 1986, as amended;

(e) to make recommendations as to the manner in which voting rights, rights to consent to Trust or Fund action, and any other rights pertaining to Trust or the Fund shall be exercised;

(f) to make available to Trust promptly upon request all of the Fund's records and ledgers and any reports or information reasonably requested by the Trust; and

(g) to the extent required by law, to furnish to regulatory authorities any information or reports relating to the services provided pursuant to this Agreement.

Except as otherwise instructed from time to time by the Trustees, with respect to execution of transactions for Trust on behalf of a Fund, Manager shall place, or arrange for the placement of, all orders for purchases, sales, or loans with issuers, brokers, dealers or other counter parties or agents selected by Manager. In connection with the selection of all such parties for the placement of all such orders, Manager shall attempt to obtain most favorable execution and price, but may nevertheless in its sole discretion as a secondary factor, purchase and sell portfolio securities from and to brokers and dealers who provide Manager with statistical, research and other information, analysis, advice, and similar services. In recognition of such services or brokerage services provided by a broker or dealer, Manager is hereby authorized to pay such broker or dealer a commission or spread in excess of that which might be charged by another broker or dealer for the same transaction if the Manager determines in good faith that the commission or spread is reasonable in relation to the value of the services so provided.

Trust hereby authorizes any entity or person associated with Manager that is a member of a national securities exchange to effect any transaction on the exchange for the account of a Fund to the extent permitted by and in accordance with Section 11(a) of the Securities Exchange Act of 1934 and Rule 11a2-2(T) thereunder. Trust hereby consents to the retention by such entity or person of compensation for such transactions in accordance with Rule 11a-2-2(T)(a)(iv).

Manager may, where it deems to be advisable, aggregate orders for its other customers together with any securities of the same type to be sold or purchased for Trust or one or more Funds in order to obtain best execution or lower brokerage commissions. In such event, Manager shall allocate the shares so purchased or sold, as well as the expenses incurred in the transaction, in a manner it considers to be equitable and fair and consistent with its fiduciary obligations to Trust, the Funds, and Manager's other customers.

Manager shall for all purposes be deemed to be an independent contractor and not an agent of Trust and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent Trust in any way.

2. Administrative Services. Manager shall supervise the business and affairs of Trust and each Fund and shall provide such services and facilities as may be required for effective administration of Trust and Funds as are not provided by employees or other agents engaged by Trust; provided that Manager shall not have any obligation to provide under this Agreement any such services which are the subject of a separate agreement or arrangement between Trust and Manager, any affiliate of Manager, or any third party administrator ("Administrative Agreements").

3. Use of Affiliated Companies and Subcontractors. In connection with the services to be provided by Manager under this Agreement, Manager may, to the extent it deems appropriate, and subject to compliance with the requirements of applicable laws and regulations and upon receipt of written approval of the Trustees, make use of (i) its affiliated companies and their directors, trustees, officers, and employees and (ii) subcontractors selected by Manager, provided that Manager shall supervise and remain fully responsible for the services of all such third parties in accordance with and to the extent provided by this Agreement. All costs and expenses associated with services provided by any such third parties shall be borne by Manager or such parties.

4. Expenses Borne by Trust. Except to the extent expressly assumed by Manager herein or under a separate agreement between Trust and Manager and except to the extent required by law to be paid by Manager, Manager shall not be obligated to pay any costs or expenses incidental to the organization, operations or business of the Trust. Without limitation, such costs and expenses shall include but not be limited to:

(a) all charges of depositories, custodians and other agencies for the safekeeping and servicing of its cash, securities, and other property;

(b) all charges for equipment or services used for obtaining price quotations or for communication between Manager or Trust and the custodian, transfer agent or any other agent selected by Trust;

(c) all charges for administrative and accounting services provided to Trust by Manager, or any other provider of such services;

(d) all charges for services of Trust's independent auditors and for services to Trust by legal counsel;

(e) all compensation of Trustees, other than those affiliated with Manager, all expenses incurred in connection with their services to Trust, and all expenses of meetings of the Trustees or committees thereof;

(f) all expenses incidental to holding meetings of holders of units of interest in the Trust ("Unitholders"), including printing and of supplying each record-date Unitholder with notice and proxy solicitation material, and all other proxy solicitation expense;

(g) all expenses of printing of annual or more frequent revisions of Trust prospectus(es) and of supplying each then-existing Unitholder with a copy of a revised prospectus;

(h) all expenses related to preparing and transmitting certificates representing Trust shares;

(i) all expenses of bond and insurance coverage required by law or deemed advisable by the Board of Trustees;

(j) all brokers' commissions and other normal charges incident to the purchase, sale, or lending of portfolio securities;

(k) all taxes and governmental fees payable to Federal, state or other governmental agencies, domestic or foreign, including all stamp or other transfer taxes;

(l) all expenses of registering and maintaining the registration of Trust under the 1940 Act and, to the extent no exemption is available, expenses of registering Trust's shares under the 1933 Act, of qualifying and maintaining qualification of Trust and of Trust's shares for sale under securities laws of various states or other jurisdictions and of registration and qualification of Trust under all other laws applicable to Trust or its business activities;

(m) all interest on indebtedness, if any, incurred by Trust or a Fund; and

(n) all fees, dues and other expenses incurred by Trust in connection with membership of Trust in any trade association or other investment company organization.

5. Allocation of Expenses Borne by Trust. Any expenses borne by Trust that are attributable solely to the organization, operation or business of a Fund shall be paid solely out of Fund assets. Any expense borne by Trust which is not solely attributable to a Fund, nor solely to any other series of shares of Trust, shall be apportioned in such manner as Manager determines is fair and appropriate, or as otherwise specified by the Board of Trustees.

6. Expenses Borne by Manager. Manager at its own expense shall furnish all executive and other personnel, office space, and office facilities required to render the investment management and administrative services set forth in this Agreement. Manager shall pay all expenses of establishing, maintaining, and servicing the accounts of Unitholders in each Fund listed in Exhibit A. However, Manager shall not be required to pay or provide any credit for services provided by Trust's custodian or other agents without additional cost to Trust.

In the event that Manager pays or assumes any expenses of Trust or a Fund not required to be paid or assumed by Manager under this Agreement, Manager shall not be obligated hereby to pay or assume the same or similar expense in the future; provided that nothing contained herein shall be deemed to relieve Manager of any obligation to Trust or a Fund under any separate agreement or arrangement between the parties.

7. Management Fee. For the services rendered, facilities provided, and charges assumed and paid by Manager hereunder, Trust shall pay to Manager out of the assets of each Fund fees at the annual rate for such Fund as set forth in Schedule B to this Agreement. For each Fund, the management fee shall accrue on each calendar day, and shall be payable monthly on the first business day of the next succeeding calendar month. The daily fee accrual shall be computed by multiplying the fraction of one divided by the number of days in the calendar year by the applicable annual rate of fee, and multiplying this product by the net assets of the Fund, determined in the manner established by the Board of Trustees, as of the close of business on the last preceding business day on which the Fund's net asset value was determined.

8. Retention of Sub-Adviser. Subject to obtaining the initial and periodic approvals required under Section 15 of the 1940 Act, Manager may retain one or more sub-advisers at Manager's own cost and expense for the purpose of furnishing one or more of the services described in Section 1 hereof with respect to Trust or one or more Funds. Retention of a sub-adviser shall in no way reduce the responsibilities or obligations of Manager under this Agreement, and Manager shall be responsible to Trust and its Funds for all acts or omissions of any sub-adviser in connection with the performance of Manager's duties hereunder.

9. Non-Exclusivity. The services of Manager to Trust hereunder are not to be deemed exclusive and Manager shall be free to render similar services to others.

10. Standard of Care. Neither Manager, nor any of its directors, officers, stockholders, agents or employees shall be liable to Trust or its Unitholders for any error of judgment, mistake of law, loss arising out of any investment, or any other act or omission in the performance by Manager of its duties under this Agreement, except for loss or liability resulting from willful misfeasance, bad faith or gross negligence on Manager's part or from reckless disregard by Manager of its obligations and duties under this Agreement.

11. Amendment. This Agreement may not be amended as to Trust or any Fund without the affirmative votes (a) of a majority of the Board of Trustees, including a majority of those Trustees who are not "interested persons" of Trust or of Manager, voting in person at a meeting called for the purpose of voting on such approval, and (b) of a "majority of the outstanding shares" of Trust or, with respect to an amendment affecting an individual Fund, a "majority of the outstanding shares" of that Fund. The terms "interested persons" and "vote of a majority of the outstanding shares" shall be construed in accordance with their respective definitions in the 1940 Act and, with respect to the latter term, in accordance with Rule 18f-2 under the 1940 Act.

12. Effective Date and Termination. This Agreement shall become effective as to any Fund as of the effective date for that Fund specified in Schedule A hereto. This Agreement may be terminated at any time, without payment of any penalty, as to any Fund by the Board of Trustees of Trust, or by a vote of a majority of the outstanding shares of that Fund, upon at least sixty (60) days' written notice to Manager. This Agreement may be terminated by Manager at any time upon at least sixty (60) days' written notice to Trust. This Agreement shall terminate automatically in the event of its "assignment" (as defined in the 1940 Act). Unless terminated as hereinbefore provided, this Agreement shall continue in effect with respect to any Fund until the end of the initial term applicable to that Fund specified in Schedule A and thereafter from year to year only so long as such continuance is specifically approved with respect to that Fund at least annually (a) by a majority of those Trustees who are not interested persons of Trust or of Manager, voting in person at a meeting called for the purpose of voting on such approval, and (b) by either the Board of Trustees of Trust or by a "vote of a majority of the outstanding shares" of the Fund.

13. Ownership of Records; Interparty Reporting. All records required to be maintained and preserved by Trust pursuant to the provisions of rules or regulations of the Securities and Exchange Commission under Section 31(a) of the 1940 Act or other applicable laws or regulations which are maintained and preserved by Manager on behalf of Trust and any other records the parties mutually agree shall be maintained by Manager on behalf of Trust are the property of Trust and shall be surrendered by Manager promptly on request by Trust; provided that Manager may at its own expense make and retain copies of any such records.

Trust shall furnish or otherwise make available to Manager such copies of the financial statements, proxy statements, reports, and other information relating to the business and affairs of each Unitholder in a Fund as Manager may, at any time or from time to time, reasonably require in order to discharge its obligations under this Agreement.

Manager shall prepare and furnish to Trust as to each Fund statistical data and other information in such form and at such intervals as Trust may reasonably request.

14. Non-Liability of Trustees and Unitholders. Any obligation of Trust hereunder shall be binding only upon the assets of Trust (or the applicable Fund thereof) and shall not be binding upon any Trustee, officer, employee, agent or Unitholder of Trust. Neither the authorization of any action by the Trustees or Unitholders of Trust nor the execution of this Agreement on behalf of Trust shall impose any liability upon any Trustee or any Unitholder.

15. Use of Manager's Name. Trust may use the name "Liberty-Stein Roe Funds Investment Trust" and the Fund names listed in Schedule A or any other name derived from the name "Stein Roe & Farnham" only for so long as this Agreement or any extension, renewal, or amendment hereof remains in effect, including any similar agreement with any organization which shall have succeeded to the business of Manager as investment adviser. At such time as this Agreement or any extension, renewal or amendment hereof, or such other similar agreement shall no longer be in effect, Trust will cease to use any name derived from the name "Stein Roe & Farnham" or otherwise connected with Manager, or with any organization which shall have succeeded to Manager's business as investment adviser.

16. References and Headings. In this Agreement and in any such amendment, references to this Agreement and all expressions such as "herein," "hereof," and "hereunder" shall be deemed to refer to this Agreement as amended or affected by any such amendments. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this Agreement. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

Dated: November 1, 2003                         COLUMBIA FUNDS TRUST XI



Attest:______________________________          By:/s/ Joseph R. Palombo
           Name:                                      Joseph R. Palombo
           Title:                                     President





                                           COLUMBIA MANAGEMENT ADVISORS, INC.



Attest: ______________________________          By:/s/ Joseph R. Palombo
            Name:                                      Joseph R. Palombo
            Title:                                     Executive Vice President
                                                        and Chief Operating
                                                        Officer

                             COLUMBIA FUNDS TRUST XI
                              MANAGEMENT AGREEMENT
SCHEDULE A

The Funds of the Trust currently subject to this Agreement are as follows:



                                                                      End of
                                            Effective              Initial Term
                                              Date

Columbia Global Thematic Equity Fund       11/01/03                 10/31/04
Columbia European Thematic Equity Fund     11/01/03                 10/31/04
Columbia Growth Stock Fund                 11/01/03                 10/31/04
Columbia Young Investor Fund               11/01/03                 10/31/04



Dated:  November 1, 2003


                                                   COLUMBIA FUNDS TRUST XI


Attest:                                           By: /s/ Joseph R. Palombo
        ------------------------------------
          Name:                                        Joseph R. Palombo
          Title:                                        President


                                              COLUMBIA MANAGEMENT ADVISORS, INC.



Attest:                                           By: /s/ Joseph R. Palombo
        -----------------------------------
           Name:                                   Joseph R. Palombo
           Title:                                  Executive Vice President and
                                                    Chief Operating Officer

                             COLUMBIA FUNDS TRUST XI
                              MANAGEMENT AGREEMENT
                                   SCHEDULE B

Compensation pursuant to Section 7 of this Agreement shall be calculated in accordance with the following schedules applicable to average daily net assets of the Funds:

Schedule for Columbia Growth Stock Fund 0.60% up to $500 million 0.55% next $500 million 0.50% next $1 billion 0.45% thereafter

Schedule for Columbia Young Investor Fund 0.60% up to $500 million 0.55% next $500 million 0.50% thereafter

Schedule for Columbia Global Thematic Equity Fund and Columbia European Thematic Equity Fund 0.85% up to $1 billion 0.80% next $500 million 0.75% thereafter



Dated:  November 1, 2003

                                                   COLUMBIA FUNDS TRUST XI



Attest:                                           By: /s/ Joseph R. Palombo
        ------------------------------------
            Name:                                     Joseph R. Palombo
            Title:                                    President

                                              COLUMBIA MANAGEMENT ADVISORS, INC.

Attest:                                          By:/s/ Joseph R. Palombo
        ------------------------------------
            Name:                                    Joseph R. Palombo
            Title:                                   Executive Vice President
                                                      and Chief Operating
                                                      Officer

                              MANAGEMENT AGREEMENT
                                     BETWEEN
                           COLUMBIA FUNDS TRUST XI AND
                       COLUMBIA MANAGEMENT ADVISORS, INC.

COLUMBIA FUNDS TRUST XI, a Massachusetts business trust registered under the Investment Company Act of 1940 ("1940 Act") as an open-end diversified management investment company ("Trust"), hereby appoints COLUMBIA MANAGEMENT ADVISORS, INC., an Oregon corporation registered under the Investment Advisers Act of 1940 as an investment adviser ("Manager"), to furnish investment advisory and portfolio management services with respect to the portion of its assets represented by the shares of beneficial interest issued in each series listed in Schedule A hereto, as such schedule may be amended from time to time (each such series hereinafter referred to as "Fund"). Trust and Manager hereby agree that:

1. Investment Management Services. Manager shall manage the investment operations of Trust and each Fund, subject to the terms of this Agreement and to the supervision and control of Trust's Board of Trustees ("Trustees"). Manager agrees to perform, or arrange for the performance of, the following services with respect to each Fund:

(a) to obtain and evaluate such information relating to economies, industries, businesses, securities and commodities markets, and individual securities, commodities and indices as it may deem necessary or useful in discharging its responsibilities hereunder;

(b) to formulate and maintain a continuing investment program in a manner consistent with and subject to (i) Trust's agreement and declaration of trust and by-laws; (ii) the Fund's investment objectives, policies, and restrictions as set forth in written documents furnished by the Trust to Manager; (iii) all securities, commodities, and tax laws and regulations applicable to the Fund and Trust; and (iv) any other written limits or directions furnished by the Trustees to Manager;

(c) unless otherwise directed by the Trustees, to determine from time to time securities, commodities, interests or other investments to be purchased, sold, retained or lent by the Fund, and to implement those decisions, including the selection of entities with or through which such purchases, sales or loans are to be effected;

(d) to use reasonable efforts to manage the Fund so that it will qualify as a regulated investment company under subchapter M of the Internal Revenue Code of 1986, as amended;

(e) to make recommendations as to the manner in which voting rights, rights to consent to Trust or Fund action, and any other rights pertaining to Trust or the Fund shall be exercised;

(f) to make available to Trust promptly upon request all of the Fund's records and ledgers and any reports or information reasonably requested by the Trust; and

(g) to the extent required by law, to furnish to regulatory authorities any information or reports relating to the services provided pursuant to this Agreement.

Except as otherwise instructed from time to time by the Trustees, with respect to execution of transactions for Trust on behalf of a Fund, Manager shall place, or arrange for the placement of, all orders for purchases, sales, or loans with issuers, brokers, dealers or other counter parties or agents selected by Manager. In connection with the selection of all such parties for the placement of all such orders, Manager shall attempt to obtain most favorable execution and price, but may nevertheless in its sole discretion as a secondary factor, purchase and sell portfolio securities from and to brokers and dealers who provide Manager with statistical, research and other information, analysis, advice, and similar services. In recognition of such services or brokerage services provided by a broker or dealer, Manager is hereby authorized to pay such broker or dealer a commission or spread in excess of that which might be charged by another broker or dealer for the same transaction if the Manager determines in good faith that the commission or spread is reasonable in relation to the value of the services so provided.

Trust hereby authorizes any entity or person associated with Manager that is a member of a national securities exchange to effect any transaction on the exchange for the account of a Fund to the extent permitted by and in accordance with Section 11(a) of the Securities Exchange Act of 1934 and Rule 11a2-2(T) thereunder. Trust hereby consents to the retention by such entity or person of compensation for such transactions in accordance with Rule 11a-2-2(T)(a)(iv).

Manager may, where it deems to be advisable, aggregate orders for its other customers together with any securities of the same type to be sold or purchased for Trust or one or more Funds in order to obtain best execution or lower brokerage commissions. In such event, Manager shall allocate the shares so purchased or sold, as well as the expenses incurred in the transaction, in a manner it considers to be equitable and fair and consistent with its fiduciary obligations to Trust, the Funds, and Manager's other customers.

Manager shall for all purposes be deemed to be an independent contractor and not an agent of Trust and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent Trust in any way.

2. Administrative Services. Manager shall supervise the business and affairs of Trust and each Fund and shall provide such services and facilities as may be required for effective administration of Trust and Funds as are not provided by employees or other agents engaged by Trust; provided that Manager shall not have any obligation to provide under this Agreement any such services which are the subject of a separate agreement or arrangement between Trust and Manager, any affiliate of Manager, or any third party administrator ("Administrative Agreements").

3. Use of Affiliated Companies and Subcontractors. In connection with the services to be provided by Manager under this Agreement, Manager may, to the extent it deems appropriate, and subject to compliance with the requirements of applicable laws and regulations and upon receipt of written approval of the Trustees, make use of (i) its affiliated companies and their directors, trustees, officers, and employees and (ii) subcontractors selected by Manager, provided that Manager shall supervise and remain fully responsible for the services of all such third parties in accordance with and to the extent provided by this Agreement. All costs and expenses associated with services provided by any such third parties shall be borne by Manager or such parties.

4. Expenses Borne by Trust. Except to the extent expressly assumed by Manager herein or under a separate agreement between Trust and Manager and except to the extent required by law to be paid by Manager, Manager shall not be obligated to pay any costs or expenses incidental to the organization, operations or business of the Trust. Without limitation, such costs and expenses shall include but not be limited to:

(a) all charges of depositories, custodians and other agencies for the safekeeping and servicing of its cash, securities, and other property;

(b) all charges for equipment or services used for obtaining price quotations or for communication between Manager or Trust and the custodian, transfer agent or any other agent selected by Trust;

(c) all charges for administrative and accounting services provided to Trust by Manager, or any other provider of such services;

(d) all charges for services of Trust's independent auditors and for services to Trust by legal counsel;

(e) all compensation of Trustees, other than those affiliated with Manager, all expenses incurred in connection with their services to Trust, and all expenses of meetings of the Trustees or committees thereof;

(f) all expenses incidental to holding meetings of holders of units of interest in the Trust ("Unitholders"), including printing and of supplying each record-date Unitholder with notice and proxy solicitation material, and all other proxy solicitation expense;

(g) all expenses of printing of annual or more frequent revisions of Trust prospectus(es) and of supplying each then-existing Unitholder with a copy of a revised prospectus;

(h) all expenses related to preparing and transmitting certificates representing Trust shares;

(i) all expenses of bond and insurance coverage required by law or deemed advisable by the Board of Trustees;

(j) all brokers' commissions and other normal charges incident to the purchase, sale, or lending of portfolio securities;

(k) all taxes and governmental fees payable to Federal, state or other governmental agencies, domestic or foreign, including all stamp or other transfer taxes;

(l) all expenses of registering and maintaining the registration of Trust under the 1940 Act and, to the extent no exemption is available, expenses of registering Trust's shares under the 1933 Act, of qualifying and maintaining qualification of Trust and of Trust's shares for sale under securities laws of various states or other jurisdictions and of registration and qualification of Trust under all other laws applicable to Trust or its business activities;

(m) all interest on indebtedness, if any, incurred by Trust or a Fund; and

(n) all fees, dues and other expenses incurred by Trust in connection with membership of Trust in any trade association or other investment company organization.

5. Allocation of Expenses Borne by Trust. Any expenses borne by Trust that are attributable solely to the organization, operation or business of a Fund shall be paid solely out of Fund assets. Any expense borne by Trust which is not solely attributable to a Fund, nor solely to any other series of shares of Trust, shall be apportioned in such manner as Manager determines is fair and appropriate, or as otherwise specified by the Board of Trustees.

6. Expenses Borne by Manager. Manager at its own expense shall furnish all executive and other personnel, office space, and office facilities required to render the investment management and administrative services set forth in this Agreement. Manager shall pay all expenses of establishing, maintaining, and servicing the accounts of Unitholders in each Fund listed in Exhibit A. However, Manager shall not be required to pay or provide any credit for services provided by Trust's custodian or other agents without additional cost to Trust.

In the event that Manager pays or assumes any expenses of Trust or a Fund not required to be paid or assumed by Manager under this Agreement, Manager shall not be obligated hereby to pay or assume the same or similar expense in the future; provided that nothing contained herein shall be deemed to relieve Manager of any obligation to Trust or a Fund under any separate agreement or arrangement between the parties.

7. Management Fee. For the services rendered, facilities provided, and charges assumed and paid by Manager hereunder, Trust shall pay to Manager out of the assets of each Fund fees at the annual rate for such Fund as set forth in Schedule B to this Agreement. For each Fund, the management fee shall accrue on each calendar day, and shall be payable monthly on the first business day of the next succeeding calendar month. The daily fee accrual shall be computed by multiplying the fraction of one divided by the number of days in the calendar year by the applicable annual rate of fee, and multiplying this product by the net assets of the Fund, determined in the manner established by the Board of Trustees, as of the close of business on the last preceding business day on which the Fund's net asset value was determined.

8. Retention of Sub-Adviser. Subject to obtaining the initial and periodic approvals required under Section 15 of the 1940 Act, Manager may retain one or more sub-advisers at Manager's own cost and expense for the purpose of furnishing one or more of the services described in Section 1 hereof with respect to Trust or one or more Funds. Retention of a sub-adviser shall in no way reduce the responsibilities or obligations of Manager under this Agreement, and Manager shall be responsible to Trust and its Funds for all acts or omissions of any sub-adviser in connection with the performance of Manager's duties hereunder.

9. Non-Exclusivity. The services of Manager to Trust hereunder are not to be deemed exclusive and Manager shall be free to render similar services to others.

10. Standard of Care. Neither Manager, nor any of its directors, officers, stockholders, agents or employees shall be liable to Trust or its Unitholders for any error of judgment, mistake of law, loss arising out of any investment, or any other act or omission in the performance by Manager of its duties under this Agreement, except for loss or liability resulting from willful misfeasance, bad faith or gross negligence on Manager's part or from reckless disregard by Manager of its obligations and duties under this Agreement.

11. Amendment. This Agreement may not be amended as to Trust or any Fund without the affirmative votes (a) of a majority of the Board of Trustees, including a majority of those Trustees who are not "interested persons" of Trust or of Manager, voting in person at a meeting called for the purpose of voting on such approval, and (b) of a "majority of the outstanding shares" of Trust or, with respect to an amendment affecting an individual Fund, a "majority of the outstanding shares" of that Fund. The terms "interested persons" and "vote of a majority of the outstanding shares" shall be construed in accordance with their respective definitions in the 1940 Act and, with respect to the latter term, in accordance with Rule 18f-2 under the 1940 Act.

12. Effective Date and Termination. This Agreement shall become effective as to any Fund as of the effective date for that Fund specified in Schedule A hereto. This Agreement may be terminated at any time, without payment of any penalty, as to any Fund by the Board of Trustees of Trust, or by a vote of a majority of the outstanding shares of that Fund, upon at least sixty (60) days' written notice to Manager. This Agreement may be terminated by Manager at any time upon at least sixty (60) days' written notice to Trust. This Agreement shall terminate automatically in the event of its "assignment" (as defined in the 1940 Act). Unless terminated as hereinbefore provided, this Agreement shall continue in effect with respect to any Fund until the end of the initial term applicable to that Fund specified in Schedule A and thereafter from year to year only so long as such continuance is specifically approved with respect to that Fund at least annually (a) by a majority of those Trustees who are not interested persons of Trust or of Manager, voting in person at a meeting called for the purpose of voting on such approval, and (b) by either the Board of Trustees of Trust or by a "vote of a majority of the outstanding shares" of the Fund.

13. Ownership of Records; Interparty Reporting. All records required to be maintained and preserved by Trust pursuant to the provisions of rules or regulations of the Securities and Exchange Commission under Section 31(a) of the 1940 Act or other applicable laws or regulations which are maintained and preserved by Manager on behalf of Trust and any other records the parties mutually agree shall be maintained by Manager on behalf of Trust are the property of Trust and shall be surrendered by Manager promptly on request by Trust; provided that Manager may at its own expense make and retain copies of any such records.

Trust shall furnish or otherwise make available to Manager such copies of the financial statements, proxy statements, reports, and other information relating to the business and affairs of each Unitholder in a Fund as Manager may, at any time or from time to time, reasonably require in order to discharge its obligations under this Agreement.

Manager shall prepare and furnish to Trust as to each Fund statistical data and other information in such form and at such intervals as Trust may reasonably request.

14. Non-Liability of Trustees and Unitholders. Any obligation of Trust hereunder shall be binding only upon the assets of Trust (or the applicable Fund thereof) and shall not be binding upon any Trustee, officer, employee, agent or Unitholder of Trust. Neither the authorization of any action by the Trustees or Unitholders of Trust nor the execution of this Agreement on behalf of Trust shall impose any liability upon any Trustee or any Unitholder.

15. References and Headings. In this Agreement and in any such amendment, references to this Agreement and all expressions such as "herein," "hereof," and "hereunder" shall be deemed to refer to this Agreement as amended or affected by any such amendments. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this Agreement. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

Dated:  November 1, 2003                            COLUMBIA FUNDS TRUST XI


Attest:______________________________               By: /s/ Joseph R. Palombo
           Name:                                        Joseph R. Palombo
           Title:                                       President





                                              COLUMBIA MANAGEMENT ADVISORS, INC.



Attest: ______________________________          By: /s/ Joseph R. Palombo
            Name:                                   Joseph R. Palombo
            Title:                                  Executive Vice President
                                                      and Chief Operating
                                                      Officer

                             COLUMBIA FUNDS TRUST XI
                              MANAGEMENT AGREEMENT
SCHEDULE A

The Funds of the Trust currently subject to this Agreement are as follows:



                                                                                                End of
                                                      Effective                             Initial Term
                                                        Date
Columbia Asset Allocation Fund
                                                              11/1/03                                  10/31/04
Columbia International Equity Fund
                                                              11/1/03                                  10/31/04
Columbia Small Cap Fund
                                                              11/1/03                                  10/31/04
Columbia Small Company Equity Fund
                                                              11/1/03                                  10/31/04
Columbia Dividend Income Fund
                                                              11/1/03                                  10/31/04
Columbia Disciplined Value Fund
                                                              11/1/03                                  10/31/04
Columbia Large Cap Core Fund
                                                              11/1/03                                  10/31/04
Columbia Large Cap Growth Fund
                                                              11/1/03                                  10/31/04



Dated:  November 1, 2003



                                                       COLUMBIA FUNDS TRUST XI



Attest:                                                By: /s/ Joseph R. Palombo
        ------------------------------------
          Name:                                            Joseph R. Palombo
          Title:                                           President


                                                       COLUMBIA MANAGEMENT ADVISORS, INC.



Attest:                                                By: /s/ Joseph R. Palombo
        ------------------------------------
           Name:                                           Joseph R. Palombo
           Title:                                          Executive Vice President and Chief Operating Officer

                             COLUMBIA FUNDS TRUST XI
                              MANAGEMENT AGREEMENT
                                   SCHEDULE B

Compensation pursuant to Section 7 of this Agreement shall be calculated in accordance with the following schedules applicable to average daily net assets of the Funds:

Schedule for all Funds but Columbia International Equity Fund and Columbia Small Company Equity Fund 0.75% on first $500 million 0.70% on next $500 million 0.65% on next $500 million 0.60% on next $500 million 0.55% thereafter

Schedule for Columbia International Equity Fund 1.15% on first $50 million 0.95% on next $50 million 0.85% thereafter

Schedule for Columbia Small Company Equity Fund 0.75% on first $500 million 0.70% on next $500 million 0.65% thereafter



Dated:  November 1, 2003

                                                   COLUMBIA FUNDS TRUST XI



Attest:                                            By:/s/ Joseph R. Palombo
        ------------------------------------
            Name:                                         Joseph R. Palombo
            Title:                                        President


                                             COLUMBIA MANAGEMENT ADVISORS, INC.



Attest:                                          By: /s/ Joseph R. Palombo
        ------------------------------------
            Name:                                      Joseph R. Palombo
            Title:                                     Executive Vice President
                                                        and Chief Operating
                                                        Officer



                                   AMENDMENT
                                     TO THE
                       AGREEMENT AND DECLARATION OF TRUST
                                      OF
                    LIBERTY-STEIN ROE FUNDS INVESTMENT TRUST

         WHEREAS, Article First of the Amended and Restated Agreement and Declaration of Trust (Declaration of Trust) dated July 28, 2000, as amended, of Liberty-Stein Roe Funds Investment Trust (Trust), a copy of which is on file in the Office of the Secretary of The Commonwealth of Massachusetts authorizes the Trustees of the Trust to amend the Declaration of Trust to change the name of the Trust without authorization by vote of Shareholders of the Trust.

         WE, THE UNDERSIGNED, being a majority of the Trustees of Liberty-Stein Roe Funds Investment Trust, do hereby certify that the undersigned have determined to conduct the business of the Trust under the name "Columbia Funds Trust XI and have authorized the following amendment to said Declaration of
Trust:

         Article First is hereby amended to read in its entirety as follows:

                First: Name: This Trust shall be known as "Columbia Funds Trust XI" and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

         The foregoing Amendment shall become effective as of October 13, 2003.

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands in the City of Boston, Massachusetts, for themselves and their assigns, as of this September 15, 2003.



/s/ Douglas A. Hacker                                   /s/ John J. Neuhauser
    Douglas A. Hacker                                       John J. Neuhauser

/s/ Janet Langford Kelly                                /s/ Joseph R. Palombo
    Janet Langford Kelly                                    Joseph R. Palombo

/s/ Richard W. Lowry                                    /s/ Thomas E. Stitzel
    Richard W. Lowry                                        Thomas E. Stitzel

/s/ William E. Mayer                                    /s/ Thomas C. Theobald
    William E. Mayer                                        Thomas C. Theobald

/s/ Charles R. Nelson                                   /s/ Ann-Lee Verville
    Charles R. Nelson                                       Anne-Lee Verville


Commonwealth of Massachusetts               )
                                            )ss.
County of Suffolk                           )


         Then personally appeared the above-named Trustees and executed an Amendment to the Amended and Restated Agreement and Declaration of Trust of Liberty-Stein Roe Funds Investment Trust as their free act and deed, before me, this September 15, 2003.
                                /s/Erika L. Nager
                                  Notary Public

                                     My Commission Expires:  6/14/2007